Exhibit 99.1

For Immediate Release	Press Release

Contact:	Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Ph: 919-287-7895
Fax: 919-313-5615
Email: raiford_garrabrant@cree.com

Cree Reports Financial Results for the Third Quarter of Fiscal Year 2009

DURHAM, N.C., April 21, 2009 – Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today announced revenue of $131.1 million for its third quarter of fiscal 2009, ended March 29, 2009.  This represents a 5% increase compared to revenue of $125.0 million reported for the third fiscal quarter last year and an 11% decrease compared to the fiscal second quarter of 2009.  GAAP net income for the third quarter was $4.0 million, or $0.05 per diluted share, compared to net income of $5.7 million, or $0.06 per diluted share, for the third quarter of fiscal 2008. On a non-GAAP basis, net income for the third quarter of fiscal 2009 was $11.8 million, or $0.13 per diluted share compared to net income for the third quarter of fiscal 2008 which was $12.0 million or $0.14 per diluted share. Cree generated $49.9 million of operating cash flow and $40.5 million of free cash flow during the third quarter.

“Q3 was a solid quarter for Cree, as we achieved revenue and profits within our previously announced targets,” stated Chuck Swoboda, Cree Chairman and CEO.  “Growth in LED lighting partially offset lower demand for auto, mobile and consumer applications in Q3, and we target total LED revenue to rebound in Q4 driven by increased demand for commercial lighting and video screens.  As we look ahead to Fiscal 2010, we are targeting our LED lighting and LED component product lines to continue to grow and we are planning to continue to invest in R&D and capacity to enable this growth.”

Recent Business Highlights:

➢
Earned commercial and residential ENERGY STAR® qualifications for best-in-class LED downlight family.  The product line, including the LR6, LR5 and LR4 downlights, has demonstrated LED lifetime and fixture efficacy that qualifies for the stringent commercial rating, as well as the residential rating.

➢
Welcomed the University of Miami and the University of Alaska at Anchorage to the LED University™ program.  The University of Miami has installed new LED pole lights to improve walkway illumination on the main campus and is evaluating LED lighting for interior applications such as conference rooms, hallways and classrooms.  The University of Alaska at Anchorage recently completed a parking lot pilot, and is also evaluating LED lighting for recessed lighting in stairwells and mechanical rooms, walkway bollards and parking lot lights for the new Health Science Building.

➢
Welcomed Chapel Hill, North Carolina, to the LED City® Program.  Chapel Hill has installed LED streetlights along the high-profile 100 block of Franklin Street, one of the town’s most recognizable landmarks. According to Mayor Kevin Foy, “By replacing low-pressure sodium streetlights with LEDs, Chapel Hill can reduce energy consumption for street lighting, which we hope will positively impact our budget as well as our carbon emissions.”

➢
Launched the Product Characterization Tool (PCT), an interactive LED design tool that simplifies the task of translating nominal LED performance to real-world conditions.  Cree’s PCT, which introduces functionality not commercially offered by any other LED supplier, allows users to easily characterize any XLamp® LED over a wide range of operating conditions, including drive current, flux bin, price and junction temperature.  It also calculates metrics such as lumen output, lumens per watt, and lumens per dollar.

➢
Developed a demonstration dual switch 1200-volt, 100-amp power module featuring all-SiC semiconductors and capable of operating at junction temperatures up to 200 degrees C.  This was accomplished by working with both the United States Air Force Research Lab Propulsion Directorate and high-power module pioneer Powerex, Inc.  The all-SiC power switch module can be an enabling technology for next-generation military systems.

Q3 2009 Financial Metrics:

	Third Quarter
	2009	2008	Change
Net revenue	$131,144	$124,986	$6,158	5%
GAAP
Gross Margin	36.1%	34.8%		-
Net Income	$4,015	$5,660	$(1,645)	-29%
Earnings per diluted share	$0.05	$0.06	$(0.01)	-17%
Non-GAAP
Gross Margin	36.9%	35.3%
Net Income	$11,836	$12,010	$(174)	-1%
Earnings per diluted share	$0.13	$0.14	$(0.01)	-7%

➢	Accounts receivable decreased $5.6 million from Q2 of fiscal 2009 to $102.9 million, resulting in days sales outstanding of 71, an increase of 5 days from Q2 of fiscal 2009.

➢	Inventory decreased $1.3 million from Q2 of fiscal 2009 to $77.5 million, and represents 83 days of inventory, an increase of 5 days from Q2 of fiscal 2009.

➢
Cash and investments increased $39.4 million to $404.9 million, with cash flow from operations of $49.9 million and free cash flow (cash flow from operations less capital expenditures) of $40.5 million.

Business Outlook:

For its fourth quarter of fiscal 2009 ending June 28, 2009, Cree targets revenue in a range of $137 million to $143 million with GAAP earnings of $0.05 to $0.07 per diluted share and non-GAAP earnings of $0.13 to $0.15 per diluted share, based on an estimated 89 million diluted weighted average shares.  Targeted non-GAAP earnings exclude expenses related to the amortization of acquired intangibles of $0.03 per diluted share, and stock-based compensation expense of $0.05 per diluted share.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fiscal third quarter 2009 results and the fiscal fourth quarter 2009 business outlook, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the Internet. Log on to Cree’s website at www.cree.com and go to “Investor Relations — Overview” for webcast details. The call will be archived and available on the website through May 5, 2009.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available in the “Investor Relations” section of Cree’s website, under “Financial Metrics”, “Quarter ending March 29, 2009”, at www.cree.com.

About Cree, Inc.

Cree is leading the LED lighting revolution and setting the stage to obsolete the incandescent light bulb through the use of energy-efficient, environmentally friendly LED lighting. Cree is a market-leading innovator of lighting-class LEDs, LED lighting solutions, and semiconductor solutions for wireless and power applications.

Cree’s product families include recessed LED down lights, lighting-class power LEDs, high-brightness LEDs, blue and green LED chips, power-switching devices and radio-frequency/wireless devices. Cree solutions are driving improvements in applications such as general illumination, backlighting, electronic signs and signals, variable-speed motors, and wireless communications.

For additional product and company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis.  The GAAP results include certain costs, charges, gains and losses which are excluded from non-GAAP results.  By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company's performance, core results and underlying trends.  Cree’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release.  Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.  Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including current uncertainty in global economic conditions that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments, in response to tighter credit and negative financial news; our ability to complete development and commercialization of products under development, such as our pipeline of brighter LED chips, LED components and LED lighting retrofit solutions; our ability to lower costs; increasing price competition in key markets; the risk that, due to the complexity of our manufacturing processes and transition of production to larger wafers, we may experience production delays that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; risks associated with the ramp-up of our production for our new products, as well as production at our Huizhou facility and subcontractors; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with our recent acquisitions; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 29, 2008, and subsequent reports filed with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree, the Cree logo, XLamp and LED City are registered trademarks, and LED University is a trademark of Cree, Inc.

CREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 29,	March 30,	March 29,	March 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

Product revenue	$126,877	$118,160	$399,165	$335,464
Contract revenue	4,267	6,826	14,398	21,907
Up-front license fees	-	-	5,582	-
Total revenue	131,144	124,986	419,145	357,371

Cost of product revenue	80,201	75,935	253,676	219,766
Cost of contract revenue	3,592	5,502	11,753	17,520
Up-front license fees	-	-	506	-
Total cost of revenue	83,793	81,437	265,935	237,286

Gross profit	47,351	43,549	153,210	120,085
Gross margin percentage	36.1%	34.8%	36.6%	33.6%

Operating expenses:
Research and development	17,071	15,405	52,787	43,083
Sales, general and administrative	21,043	21,076	65,804	57,449
Amortization of acquisition related intangibles	4,062	4,225	12,186	12,321
Loss (gain) on disposal or impairment of long-lived assets	2,255	(722)	3,305	487
Total operating expenses	44,431	39,984	134,082	113,340

Operating income	2,920	3,565	19,128	6,745
Operating income percentage	2.2%	2.9%	4.6%	1.9%

Non-operating income:
Gain on sale of investments, net	13	-	78	14,117
Interest and other non-operating income, net	1,865	3,884	7,349	12,193
Income from continuing operations before income taxes	4,798	7,449	26,555	33,055

Income tax expense	768	1,787	5,740	7,885
Income from continuing operations	4,030	5,662	20,815	25,170

Loss from discontinued operations, net of related tax effect	(15)	(2)	(185)	(176)
Net income	$4,015	$5,660	$20,630	$24,994

Diluted earnings per share:
Income from continuing operations	$0.05	$0.06	$0.23	$0.29
Loss from discontinued operations	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Net income	$0.05	$0.06	$0.23	$0.29

Weighted average shares of common
stock outstanding, diluted	88,839	88,905	88,672	87,506

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 29,	June 29,
	2009	2008
	(Unaudited)
Assets:
Current assets:
Cash, cash equivalents and short term investments	$366,718	$312,428
Accounts receivable, net	102,937	110,376
Inventory, net	77,468	80,161
Income taxes receivable	1,007	9,825
Deferred income taxes	5,006	4,578
Prepaid expenses and other current assets	11,643	13,000
Assets of discontinued operations	1,580	2,600
Total current assets	566,359	532,968

Property and equipment, net	327,736	348,013
Long-term investments	38,159	58,604
Intangible assets, net	116,150	125,037
Goodwill	248,529	244,003
Other assets	7,260	4,782
Total assets	$1,304,193	$1,313,407

Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable, trade	$35,201	$37,402
Accrued salaries and wages	17,359	13,471
Income taxes payable	3,086	5,314
Deferred income taxes	1,482	-
Other current liabilities	6,132	7,938
Contingent payment due related to COTCO acquisition	-	60,000
Liabilities of discontinued operations	427	550
Total current liabilities	63,687	124,675

Long-term liabilities:
Deferred income taxes	44,418	38,048
Other long-term liabilities	4,326	4,199
Long-term liabilities of discontinued operations	724	745
Total long-term liabilities	49,468	42,992

Shareholders' Equity:
Common stock	111	110
Additional paid-in-capital	833,388	811,015
Accumulated other comprehensive income, net of taxes	11,217	8,923
Retained earnings	346,322	325,692
Total shareholders' equity	1,191,038	1,145,740
Total liabilities and shareholders' equity	$1,304,193	$1,313,407

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the company’s consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin, and free cash flow.

Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the tables included with this press release.

These non-GAAP measures are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree’s results of operations in conjunction with the corresponding GAAP measures.

Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures,  enhance investors’ and management’s overall understanding of the company’s current financial performance and the company’s prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the company believes the inclusion of non-GAAP measures provides consistency in the company’s financial reporting.

For its internal budgeting process, and as discussed further below, Cree’s management uses financial statements that do not include stock-based compensation expense, amortization or impairment of acquired intangible assets, impairment of goodwill, gain on the sale of Color Kinetics Inc.’s common stock, personal property tax adjustments related to prior years and the income taxes associated with the foregoing. Cree’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the company’s financial results.

As described above, Cree excludes the following items from one or more of its non-GAAP measures when applicable:

Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock and employee stock purchases under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.” Cree excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.

Amortization or impairment of acquired intangible assets and impairment of goodwill. Cree incurs amortization or impairments of acquired intangible assets and goodwill in connection with acquisitions. Cree excludes these items because they arise from Cree’s prior acquisitions and have no direct correlation to the current operating results of Cree’s business.

Gain on the sale of 500,000 shares of Color Kinetics Inc. common stock.  Cree excludes this item because it arose from Cree’s prior investments and has no direct correlation to the current operating results of Cree’s business.

Personal property assessment of $1.0 million related to the audit of our 2002 through 2007 property tax returns.  Cree excludes this item because it arose from prior investments and has no direct correlation to the current operating results of Cree’s business.

Income tax effects of the foregoing non-GAAP items.  This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.

Cree expects to incur stock-based compensation expense, amortization of acquired intangible assets and may also incur impairments of acquired intangible assets, impairments of goodwill, gains or losses on the sale of investments in certain companies and significant non-income tax adjustments in future periods, including income taxes associated with all of the foregoing.

In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance. Free cash flow represents operating cash flows less net purchases of property and equipment. Cree considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Cree’s business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company’s cash balance for the period.

CREE, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 29,	March 30,	March 29,	March 30,
	2009	2008	2009	2008
GAAP Gross Profit	$47,351	$43,549	$153,210	$120,085
GAAP Gross Margin	36.1%	34.8%	36.6%	33.6%
Adjustment:
Stock-based compensation expense	1,013	569	3,198	2,209
Non-GAAP Gross Profit	$48,364	$44,118	$156,408	$122,294
Non-GAAP Gross Margin	36.9%	35.3%	37.3%	34.2%

	Three Months Ended		Nine Months Ended
	March 29,	March 30,	March 29,	March 30,
	2009	2008	2009	2008
GAAP net income	$4,015	$5,660	$20,630	$24,994
Adjustments:
Stock-based compensation expense	5,250	4,130	15,792	11,314
Amortization of acquisition-related intangible assets	4,062	4,225	12,186	12,321
Personal property assessment related to finalizing the
audits of the Company's 2002 through 2007 property
tax returns	-	-	-	1,048
Gain on sale of 500,000 shares of Color Kinetics
Incorporated common stock	-	-	-	(14,117)
Total adjustments to GAAP income before provision
for income taxes	9,312	8,355	27,978	10,566
Income tax effect	(1,491)	(2,005)	(6,048)	(2,552)
Non-GAAP net income	11,836	12,010	42,560	33,008
Diluted net income per share:
GAAP net income	$0.05	$0.06	$0.23	$0.29
Non-GAAP	$0.13	$0.14	$0.48	$0.38
Shares used in diluted net income per share calculation:
GAAP net income	88,839	88,905	88,672	87,506
Non-GAAP	88,839	88,905	88,672	87,506

	Three Months Ended		Nine Months Ended
	March 29,	March 30,	March 29,	March 30,
	2009	2008	2009	2008
Free Cash Flows
Cash flow from operations	$49,873	$5,478	$134,613	$66,124
Less: PP&E CapEx spending	9,328	16,447	40,594	37,542
Total Free Cash Flows	$40,545	$(10,969)	$94,019	$28,582

Additional Financial Information
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 29,	March 30,	March 29,	March 30,
	2009	2008	2009	2008
Stock-Based Compensation Expense
Cost of sales	$1,013	$569	$3,198	$2,209

Research and development	1,402	1,095	4,095	3,031
Sales, general and administrative	2,835	2,466	8,499	6,074
Total stock-based compensation in operating expense	4,237	3,561	12,594	9,105

Total Stock-Based Compensation Expense	$5,250	$4,130	$15,792	$11,314

	March 29,	December 28,	September 28,	June 29,
	2009	2008	2008	2008
Cash, Cash Equivalents and Investments
Cash and cash equivalents	$244,667	$195,237	$177,444	$261,633
Short term investments	122,051	126,956	109,054	50,795
Long term investments	38,159	43,325	52,566	58,604
Total Cash, Cash Equivalents and Investments	$404,877	$365,518	$339,064	$371,032